Exhibit 10.2

THE WESTERN UNION COMPANY
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
Pursuant to The Western Union Company 2006 Long-Term Incentive Plan (the “Plan”), ________________ (“Executive”) has been granted the Performance-Based Restricted Stock Unit Award described below (the “Award”). Certain terms and conditions of the Award are set forth immediately below in this Award Notice. Other terms and conditions are set forth in the Performance-Based Restricted Stock Unit Award Agreement which is appended to this Award Notice. The Award Notice and the Performance-Based Restricted Stock Unit Award Agreement are together the “Agreement” which is made and entered into between The Western Union Company, a Delaware corporation (the “Company”), and Executive as of the Grant Date. Capitalized terms not otherwise defined in this Award Notice are defined in the Plan or the Performance-Based Restricted Stock Unit Award Agreement.

Grant Date:	_______________________
Target Award: Maximum Award:	___ shares of Common Stock ___ shares of Common Stock
Performance Period:	________________________
Performance Measure:	________________________
Vesting Date:	Third anniversary of Grant Date

THE WESTERN UNION COMPANY,
a Delaware corporation

By: _______________________________
Name: _________________________
Title: _________________________